UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013 (May 21, 2013)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2013, the Compensation Committee of the Board of Directors of ServiceMaster Global Holdings, Inc., the indirect parent of The ServiceMaster Company (“ServiceMaster”), and the Board of Directors of ServiceMaster approved a retention award for David W. Martin, who is serving as ServiceMaster’s Interim Chief Financial Officer, awarding him (1) $250,000 in cash payments, $125,000 of which will be paid on January 15, 2014 and $125,000 of which will be paid on January 15, 2015 and (2) 22,727 restricted stock units under the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan, of which 50% will vest on January 15, 2014 and the other 50% will vest on January 15, 2015, in each case subject to Mr. Martin’s continued employment with ServiceMaster.  The cash retention agreement and restricted stock unit agreement underlying the retention award agreement contain restrictive covenants regarding non-competition and other customary provisions.

The above description of the retention award agreement is qualified in its entirety by reference to the complete terms and conditions of the retention award agreement and the underlying cash retention agreement and restricted stock unit agreement, which we will file no later than as exhibits to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013	THE SERVICEMASTER COMPANY

	By:	/s/ Jed L. Norden
Jed L. Norden
Senior Vice President-Human Resources